EXHIBIT 5.1

ALSTON & BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-2424

404-881-7000

Fax: 404-881-7777

www.alston.com

                    , 2004

Gold Kist Holdings Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

Re: Gold Kist Holdings Inc.

Form S-1 Registration Statement (SEC File No. 333-             )

Ladies and Gentlemen:

We have acted as counsel to Gold Kist Holdings Inc., a Delaware corporation (the “Company” or the “Registrant”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), up to 20,700,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share to be issued and sold by the Company. Following the effectiveness of the Registration Statement, the Company intends to sell the Company Shares to the several underwriters (the “Underwriters”) named in the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company and the Underwriters. As used herein, Shares include any additional shares that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462 (b) of the Commission (a “Rule 462 (b) Registration Statement”). This opinion letter is rendered pursuant to Item 16 of Form S-1 and Item 601 of the Commission’s Regulation S-K.

We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by us to be relevant to this opinion letter, the proposed form of Underwriting Agreement, the Registration Statement, as amended, and other agreements, corporate records and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties to be made in the Underwriting Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinions set forth below are limited to the Delaware General Corporation Law and we do not express any opinion herein concerning any other laws.

The only opinions rendered by us consist of those matters set forth in the immediately following paragraph, and no opinions may be implied or inferred beyond the opinions expressly stated. Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date thereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

Based on the foregoing, it is our opinion that, following (i) due execution and delivery of the Underwriting Agreement by the parties thereto, (ii) final action of the Pricing Committee of the Board of Directors of the Shares, and (iii) issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any Rule 462 (b) Registration Statement that the Company subsequently may file with the Commission, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By: A Partner